UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

Palmetto Bancshares, Inc.
(Exact name of registrant as specified in charter)

South Carolina	0-26016	74-2235055
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State or other	Commission File Number	IRS Employer
jurisdiction ofincorporation or		Identification Number
organization

301 Hillcrest Drive, Laurens, South Carolina, 29360
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                    Address of principal executive offices, including zip code

(864) 984-4551
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Registrant's telephone number

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)   At the December 14, 2004 meeting of the Board of Directors of Palmetto Bancshares, Inc., Mr. John D. Hopkins, Jr. was elected to serve as a Director. This election fills a Board vacancy resulting from a Director's departure earlier in 2004. Although it is anticipated that Mr. Hopkins will serve on one or more committees of the Board, his committee membership has not yet been determined.

      John D. Hopkins, Jr. has served as Owner and President of The Fieldstone Group, a holding company for several real estate development limited liability corporations, for the past five years. In addition, Mr. Hopkins serves on the Board of Trustees for the Historic Greenville Foundation, the Board of the South Carolina State Botanical Garden, and the Foundation Council of Anderson College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ L. Leon Patterson
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L. Leon Patterson
Chairman and Chief Executive Officer

/s/ Paul W. Stringer
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Paul W. Stringer
President and Chief Operating Officer
(Chief Accounting Officer)

Date:   December 20, 2004